Exhibit 99.1

Media Contact	February 6, 2020
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com
Encompass Health reports results for fourth quarter 2019
and reiterates full-year 2020 guidance
BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the fourth quarter ended December 31, 2019.
“We had another strong year with solid financial results and significant progress on all of our strategic initiatives,” said President and Chief Executive Office of Encompass Health Mark Tarr. “In 2020, we will continue to build on our momentum from 2019 with a focus on expanding our footprint across all business lines, increasing clinical collaboration, building stroke market share and developing and implementing innovative post-acute solutions.”
Consolidated results

			Growth
	Q4 2019	Q4 2018	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,184.4	$1,096.0	$88.4	8.1%
Income from continuing operations attributable to Encompass Health per diluted share	0.68	0.26	0.42	161.5%
Adjusted earnings per share	0.85	0.80	0.05	6.3%
Cash flows provided by operating activities	215.6	178.4	37.2	20.9%
Adjusted EBITDA	238.2	221.8	16.4	7.4%
Adjusted free cash flow	136.9	113.3	23.6	20.8%
	Year Ended December 31,
	2019	2018
Cash flows provided by operating activities	635.3	762.4	(127.1)	(16.7)%
Adjusted free cash flow	516.5	538.1	(21.6)	(4.0)%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment.

1

Exhibit 99.1

The increase in income from continuing operations attributable to Encompass Health per diluted share in 2019 resulted primarily from increased revenue and a lower effective tax rate, as well as the accrual for the settlement with the United States Department of Justice (“DOJ Settlement”) in the fourth quarter of 2018.
The increase in adjusted earnings per share resulted primarily from increased revenue and a lower effective tax rate.
The decrease in full-year cash flows provided by operating activities and adjusted free cash flow resulted primarily from an increase in working capital.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q4 2019	Q4 2018	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$873.5	$822.8	$50.7	6.2%
Outpatient and other	23.2	22.9	0.3	1.3%
Total segment revenue	$896.7	$845.7	$51.0	6.0%

	(Actual Amounts)
Discharges	47,885	45,498	2,387	5.2%
Same-store discharge growth				3.2%
Net patient revenue per discharge	$18,242	$18,084	$158	0.9%
Revenue reserves related to bad debt as a percent of revenue	1.7%	1.5%		20 basis points

	(In Millions)
Adjusted EBITDA	$225.1	$211.7	$13.4	6.3%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. Discharge growth from new stores resulted from the Company's joint ventures in Winston-Salem, North Carolina (October 2018), Lubbock, Texas (May 2019), and Boise, Idaho (July 2019), as well as a wholly owned hospital in Katy, Texas (September 2019). New-store growth also resulted from a joint venture hospital in Yuma, Arizona changing from the equity method of accounting to a consolidated entity effective July 1, 2019. Growth in net patient revenue per discharge was impacted by the implementation of the Centers for Medicare & Medicaid Services (“CMS”) Section GG for reimbursement purposes on October 1, 2019. Growth in net patient revenue per discharge in Q4 2019 benefited from prior period cost report adjustments and the timing of discharges between fiscal quarters.

Other revenue in the fourth quarter of 2019 included $2.5 million of business interruption insurance recoveries related to Hurricane Michael.
Revenue reserves related to bad debt as a percent of revenue increased 20 basis points in the fourth quarter of 2019 primarily due to a new, industry-wide post-payment review initiated by a supplemental review contractor.

•
Adjusted EBITDA - The increase in Adjusted EBITDA for the inpatient rehabilitation segment resulted primarily from revenue growth. Salaries and benefits increased as a percent of revenue primarily due to a 3.5% increase in salaries and wages per full-time equivalent, inclusive of $1.5 million of training costs associated with the transition to CMS Section GG.

2

Home health and hospice segment results

			Growth
	Q4 2019	Q4 2018	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$236.9	$215.3	$21.6	10.0%
Hospice	50.8	35.0	15.8	45.1%
Total segment revenue	$287.7	$250.3	$37.4	14.9%

Home Health Metrics
(Actual Amounts)
Admissions	41,781	35,151	6,630	18.9%
Same-store admissions growth				6.6%
Episodes	73,055	64,037	9,018	14.1%
Same-store episode growth				2.0%
Revenue per episode	$2,901	$2,972	$(71)	(2.4)%

	(In Millions)
Adjusted EBITDA	$49.6	$44.1	$5.5	12.5%

•
Revenue - Revenue growth resulted from volume growth, including the impact of the acquisition of Alacare on July 1, 2019. Revenue per episode decreased due primarily to the patient mix of the former Alacare locations and the timing of episodes between fiscal quarters.

Hospice revenue increased primarily due to the acquisition of Alacare and same-store admissions growth of 10.1%.

•	Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth offset by higher support and overhead costs.
Corporate general and administrative expenses

	Q4 2019	% of Consolidated Revenue	Q4 2018	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$36.5	3.1%	$34.0	3.1%
Full-year consolidated results

	Full-Year		Growth
	2019	2018	Dollars	Percent
	(in millions, except per share data)
Net operating revenues	$4,605.0	$4,277.3	$327.7	7.7%
Income from continuing operations attributable to Encompass Health per diluted share	3.62	2.92	0.70	24.0%
Adjusted earnings per share	3.91	3.63	0.28	7.7%
Adjusted EBITDA	964.9	901.0	63.9	7.1%
See the attached supplemental information for additional details regarding these calculations.

3

2020 guidance
In a current report on Form 8-K dated January 13, 2020, the Company provided its preliminary guidance ranges for 2020. The Company is confirming the following guidance ranges.

Full-year 2020 guidance ranges
(in millions, except per share data)
Net operating revenues	$4,850 to $4,950
Adjusted EBITDA	$935 to $965
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.50 to $3.72
For additional considerations regarding the Company's 2020 guidance ranges, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Friday, February 7, 2020 to discuss its results for the fourth quarter of 2019. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 2849248. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 133 hospitals and 245 home health locations and 83 hospice locations in 37 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective, integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is the result of the union between HealthSouth Corporation and Encompass Home Health & Hospice, and is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”), when filed, as well as the Company's Current Report on Form 8-K filed on February 6, 2020 (the “Q4 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its February 7, 2020 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q4 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q4 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.

4

Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2020 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Interest expense and amortization of debt discounts and fees - estimate of $170 million to $180 million

•	Amortization of debt-related items - approximately $6 million
The Q4 Earnings Form 8-K and, when filed, the 2019 Form 10-K can be found on the Company's website at
http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
	(In Millions)
Net operating revenues	$1,184.4	$1,096.0	$4,605.0	$4,277.3
Operating expenses:
Salaries and benefits	668.5	613.3	2,573.0	2,354.0
Other operating expenses	167.1	151.6	623.6	585.1
Occupancy costs	20.6	20.3	82.3	78.0
Supplies	43.2	40.9	167.9	158.7
General and administrative expenses	64.0	54.3	247.0	220.2
Depreciation and amortization	58.4	52.9	218.7	199.7
Government, class action, and related settlements	—	52.0	—	52.0
Total operating expenses	1,021.8	985.3	3,912.5	3,647.7
Loss on early extinguishment of debt	5.4	—	7.7	—
Interest expense and amortization of debt discounts and fees	44.5	36.7	159.7	147.3
Other income	(3.6)	0.7	(30.5)	(2.2)
Equity in net income of nonconsolidated affiliates	(1.2)	(2.3)	(6.7)	(8.7)
Income from continuing operations before income tax expense	117.5	75.6	562.3	493.2
Provision for income tax expense	27.3	29.4	115.9	118.9
Income from continuing operations	90.2	46.2	446.4	374.3
Income (loss) from discontinued operations, net of tax	—	1.5	(0.6)	1.1
Net income	90.2	47.7	445.8	375.4
Less: Net income attributable to noncontrolling interests	(22.6)	(19.6)	(87.1)	(83.1)
Net income attributable to Encompass Health	$67.6	$28.1	$358.7	$292.3

Weighted average common shares outstanding:
Basic	97.8	98.0	98.0	97.9
Diluted	99.5	100.0	99.4	99.8
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.69	$0.27	$3.66	$2.97
Discontinued operations	—	0.02	(0.01)	0.01
Net income	$0.69	$0.29	$3.65	$2.98
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.68	$0.26	$3.62	$2.92
Discontinued operations	—	0.02	(0.01)	0.01
Net income	$0.68	$0.28	$3.61	$2.93

Amounts attributable to Encompass Health:
Income from continuing operations	$67.6	$26.6	$359.3	$291.2
Income (loss) from discontinued operations, net of tax	—	1.5	(0.6)	1.1
Net income attributable to Encompass Health	$67.6	$28.1	$358.7	$292.3

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2019	December 31, 2018
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$94.8	$69.2
Restricted cash	57.4	59.0
Accounts receivable	506.1	467.7
Prepaid expenses and other current assets	97.5	66.2
Total current assets	755.8	662.1
Property and equipment, net	1,959.3	1,634.8
Operating lease right-of-use assets	276.5	—
Goodwill	2,305.2	2,100.8
Intangible assets, net	476.3	443.4
Deferred income tax assets	2.9	42.9
Other long-term assets	304.7	291.0
Total assets	$6,080.7	$5,175.0
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$39.3	$35.8
Current operating lease liabilities	40.4	—
Accounts payable	94.6	90.0
Accrued payroll	210.5	188.4
Accrued interest payable	32.4	24.4
Other current liabilities	303.8	333.9
Total current liabilities	721.0	672.5
Long-term debt, net of current portion	3,023.3	2,478.6
Long-term operating lease liabilities	243.8	—
Self-insured risks	117.2	119.6
Other long-term liabilities	42.7	85.6
	4,148.0	3,356.3
Commitments and contingencies
Redeemable noncontrolling interests	239.6	261.7
Shareholders’ equity:
Encompass Health shareholders’ equity	1,352.2	1,276.7
Noncontrolling interests	340.9	280.3
Total shareholders’ equity	1,693.1	1,557.0
Total liabilities and shareholders’ equity	$6,080.7	$5,175.0

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2019	2018
	(In Millions)
Cash flows from operating activities:
Net income	$445.8	$375.4
Loss (income) from discontinued operations, net of tax	0.6	(1.1)
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for government, class action, and related settlements	—	52.0
Depreciation and amortization	218.7	199.7
Amortization of debt-related items	4.5	4.0
Loss on early extinguishment of debt	7.7	—
Equity in net income of nonconsolidated affiliates	(6.7)	(8.7)
Distributions from nonconsolidated affiliates	6.6	8.3
Stock-based compensation	114.4	85.9
Deferred tax expense (benefit)	40.0	(9.1)
Gain on consolidation of Yuma Rehabilitation Hospital	(19.2)	—
Other, net	7.4	9.2
Changes in assets and liabilities, net of acquisitions —
Accounts receivable	(22.9)	7.0
Prepaid expenses and other assets	(35.4)	11.5
Accounts payable	(6.1)	6.6
Accrued payroll	13.2	14.8
Other liabilities	(128.9)	6.1
Net cash (used in) provided by operating activities of discontinued operations	(4.4)	0.8
Total adjustments	188.9	388.1
Net cash provided by operating activities	635.3	762.4
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(231.5)	(143.9)
Purchases of property and equipment	(372.4)	(254.5)
Additions to capitalized software costs	(13.0)	(16.0)
Purchases of intangible assets	(18.7)	(5.7)
Proceeds from sale of restricted investments	17.6	11.6
Purchases of restricted investments	(32.9)	(13.3)
Other, net	(6.5)	(2.7)
Net cash used in investing activities	(657.4)	(424.5)

(Continued)	8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2019	2018
	(In Millions)
Cash flows from financing activities:
Proceeds from bond issuance	1,000.0	—
Principal payments on debt, including pre-payments	(519.5)	(20.6)
Borrowings on revolving credit facility	635.0	325.0
Payments on revolving credit facility	(620.0)	(390.0)
Principal payments under finance lease obligations	(19.5)	(17.9)
Debt amendment and issuance costs	(21.5)	(0.1)
Repurchases of common stock, including fees and expenses	(45.9)	—
Dividends paid on common stock	(108.7)	(100.8)
Purchase of equity interests in consolidated affiliates	(162.9)	(65.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(79.8)	(75.4)
Taxes paid on behalf of employees for shares withheld	(16.6)	(8.3)
Contributions from consolidated affiliates	15.9	12.6
Other, net	(8.3)	19.4
Net cash provided by (used in) financing activities	48.2	(321.2)
Increase in cash, cash equivalents, and restricted cash	26.1	16.7
Cash, cash equivalents. and restricted cash at beginning of year	133.5	116.8
Cash, cash equivalents, and restricted cash at end of year	$159.6	$133.5

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$69.2	$54.4
Restricted cash at beginning of period	59.0	62.4
Restricted cash included in other long-term assets at beginning of period	5.3	—
Cash, cash equivalents, and restricted cash at beginning of period	$133.5	$116.8

Cash and cash equivalents at end of period	$94.8	$69.2
Restricted cash at end of period	57.4	59.0
Restricted cash included in other long-term assets at end of period	7.4	5.3
Cash, cash equivalents, and restricted cash at end of period	$159.6	$133.5

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Q4		Year Ended
	2019	2018	2019	2018
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$238.2	$221.8	$964.9	$901.0
Depreciation and amortization	(58.4)	(52.9)	(218.7)	(199.7)
Interest expense and amortization of debt discounts and fees	(44.5)	(36.7)	(159.7)	(147.3)
Stock-based compensation expense	(27.4)	(20.3)	(114.4)	(85.9)
Loss on disposal of assets	(7.8)	(3.5)	(11.1)	(5.7)
	100.1	108.4	461.0	462.4
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	(5.4)	—	(7.7)	—
Transaction costs	(0.1)	—	(2.1)	(1.0)
Gain on consolidation of Yuma	—	—	19.2	—
SARs mark-to-market impact on noncontrolling interests	0.7	0.4	5.0	2.6
Change in fair market value of equity securities	(0.4)	(0.8)	0.8	(1.9)
Government, class action, and related settlements	—	(52.0)	—	(52.0)
Payroll taxes on SARs exercise	—	—	(1.0)	—
Pre-tax income	94.9	56.0	475.2	410.1
Income tax expense	(27.3)	(29.4)	(115.9)	(118.9)
Income from continuing operations (1)	$67.6	$26.6	$359.3	$291.2

Basic shares	97.8	98.0	98.0	97.9
Diluted shares	99.5	100.0	99.4	99.8

Basic earnings per share (1)	$0.69	$0.27	$3.66	$2.97
Diluted earnings per share (1)	$0.68	$0.26	$3.62	$2.92

(1)	Income from continuing operations attributable to Encompass Health

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Year Ended
	2019	2018	2019	2018

Earnings per share, as reported	$0.68	$0.26	$3.62	$2.92
Adjustments, net of tax:
Government, class action, and related settlements	—	0.52	—	0.52
Mark-to-market adjustment for stock appreciation rights	0.11	0.03	0.47	0.21
Transaction costs	—	—	0.02	0.01
Income tax adjustments	0.02	(0.02)	(0.10)	(0.03)
Loss on early extinguishment of debt	0.04	—	0.06	—
Change in fair market value of equity securities	—	0.01	(0.01)	0.01
Gain on consolidation of Yuma	—	—	(0.14)	—
Payroll taxes on SARs exercise	—	—	0.01	—
Adjusted earnings per share*	$0.85	$0.80	$3.91	$3.63

*	Adjusted EPS may not sum due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$238.2	$—	$—	$—	$—	$—	$238.2
Depreciation and amortization	(58.4)	—	—	—	—	—	(58.4)
Interest expense and amortization of debt discounts and fees	(44.5)	—	—	—	—	—	(44.5)
Stock-based compensation	(27.4)	15.5	—	—	—	—	(11.9)
Loss on disposal of assets	(7.8)	—	—	—	—	—	(7.8)
Loss on early extinguishment of debt	(5.4)	—	5.4	—	—	—	—
Transaction costs	(0.1)	—	—	—	0.1	—	—
SARs mark-to-market impact on noncontrolling interests	0.7	(0.7)	—	—	—	—	—
Change in fair market value of equity securities	(0.4)	—	—	—	—	0.4	—
Income from continuing operations before income tax expense	94.9	14.8	5.4	—	0.1	0.4	115.6
Provision for income tax expense	(27.3)	(4.0)	(1.5)	2.3	(0.1)	(0.1)	(30.7)
Income from continuing operations attributable to Encompass Health	$67.6	$10.8	$3.9	$2.3	$—	$0.3	$84.9
Diluted earnings per share from continuing operations, as reported**	$0.68	$0.11	$0.04	$0.02	$—	$—	$0.85
Diluted shares used in calculation	99.5

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2018
		Adjustments
	As Reported	Gov't, Class Action, & Related Settlements	Mark-to-Market Adjustment for Stock Comp. Expense	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$221.8	$—	$—	$—	$—	$221.8
Depreciation and amortization	(52.9)	—	—	—	—	(52.9)
Interest expense and amortization of debt discounts and fees	(36.7)	—	—	—	—	(36.7)
Stock-based compensation	(20.3)	—	4.6	—	—	(15.7)
Loss on disposal of assets	(3.5)	—	—	—	—	(3.5)
SARs mark-to-market impact on noncontrolling interests	0.4	—	(0.4)	—	—	—
Change in fair market value of equity securities	(0.8)	—	—	—	0.8	—
Government, class action, and related settlements	(52.0)	52.0	—	—	—	—
Income from continuing operations before income tax expense	56.0	52.0	4.2	—	0.8	113.0
Provision for income tax expense	(29.4)	—	(1.2)	(1.9)	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$26.6	$52.0	$3.0	$(1.9)	$0.6	$80.3
Diluted earnings per share from continuing operations**	$0.26	$0.52	$0.03	$(0.02)	$0.01	$0.80
Diluted shares used in calculation	100.0

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$964.9	$—	$—	$—	$—	$—	$—	$—	$964.9
Depreciation and amortization	(218.7)	—	—	—	—	—	—	—	(218.7)
Interest expense and amortization of debt discounts and fees	(159.7)	—	—	—	—	—	—	—	(159.7)
Stock-based compensation	(114.4)	68.5	—	—	—	—	—	—	(45.9)
Loss on disposal of assets	(11.1)	—	—	—	—	—	—	—	(11.1)
Loss on early extinguishment of debt	(7.7)	—	7.7	—	—	—	—	—	—
Transaction costs	(2.1)	—	—	—	2.1	—	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	—	—	(19.2)	—	—
SARs mark-to-market impact on noncontrolling interests	5.0	(5.0)	—	—	—	—	—	—	—
Change in fair market value of equity securities	0.8	—	—	—	—	(0.8)	—	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	475.2	63.5	7.7	—	2.1	(0.8)	(19.2)	1.0	529.5
Provision for income tax expense	(115.9)	(17.2)	(2.1)	(10.3)	(0.6)	0.2	5.2	(0.2)	(140.9)
Income from continuing operations attributable to Encompass Health	$359.3	$46.3	$5.6	$(10.3)	$1.5	$(0.6)	$(14.0)	$0.8	$388.6
Diluted earnings per share from continuing operations, as reported**	$3.62	$0.47	$0.06	$(0.10)	$0.02	$(0.01)	$(0.14)	$0.01	$3.91
Diluted shares used in calculation	99.4

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2018
		Adjustments
	As Reported	Gov't, Class Action, & Related Settlements	Mark-to-Market Adjustment on Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$901.0	$—	$—	$—	$—	$—	$901.0
Depreciation and amortization	(199.7)	—	—	—	—	—	(199.7)
Interest expense and amortization of debt discounts and fees	(147.3)	—	—	—	—	—	(147.3)
Stock-based compensation	(85.9)	—	31.2	—	—	—	(54.7)
Loss on disposal of assets	(5.7)	—	—	—	—	—	(5.7)
Transaction costs	(1.0)	—	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests	2.6	—	(2.6)	—	—	—	—
Change in fair market value of equity securities	(1.9)	—	—	—	—	1.9	—
Government, class action, and related settlements	(52.0)	52.0	—	—	—	—	—
Income from continuing operations before income tax expense	410.1	52.0	28.6	—	1.0	1.9	493.6
Provision for income tax expense	(118.9)	—	(8.0)	(3.3)	(0.3)	(0.5)	(131.0)
Income from continuing operations attributable to Encompass Health	$291.2	$52.0	$20.6	$(3.3)	$0.7	$1.4	$362.6
Diluted earnings per share from continuing operations**	$2.92	$0.52	$0.21	$(0.03)	$0.01	$0.01	$3.63
Diluted shares used in calculation	99.8

*	Reconciliation to GAAP provided on page 16

**	Adjusted EPS may not sum across due to rounding.

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
	(In Millions)
Net income	$90.2	$47.7	$445.8	$375.4
(Income) loss from discontinued operations, net of tax, attributable to Encompass Health	—	(1.5)	0.6	(1.1)
Net income attributable to noncontrolling interests	(22.6)	(19.6)	(87.1)	(83.1)
Provision for income tax expense	27.3	29.4	115.9	118.9
Interest expense and amortization of debt discounts and fees	44.5	36.7	159.7	147.3
Depreciation and amortization	58.4	52.9	218.7	199.7
Government, class action, and related settlements	—	52.0	—	52.0
Loss on early extinguishment of debt	5.4	—	7.7	—
Loss on disposal of assets	7.8	3.5	11.1	5.7
Stock-based compensation expense	27.4	20.3	114.4	85.9
Transaction costs	0.1	—	2.1	1.0
Gain on consolidation of Yuma	—	—	(19.2)	—
SARs mark-to-market impact on noncontrolling interests	(0.7)	(0.4)	(5.0)	(2.6)
Change in fair market value of equity securities	0.4	0.8	(0.8)	1.9
Payroll taxes on SARs exercise	—	—	1.0	—
Adjusted EBITDA	$238.2	$221.8	$964.9	$901.0
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations
Before Income Tax Expense

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
	(In Millions)
Total segment Adjusted EBITDA	$274.7	$255.8	$1,095.4	$1,034.3
General and administrative expenses	(64.0)	(54.3)	(247.0)	(220.2)
Depreciation and amortization	(58.4)	(52.9)	(218.7)	(199.7)
Loss on disposal of assets	(7.8)	(3.5)	(11.1)	(5.7)
Government, class action, and related settlements	—	(52.0)	—	(52.0)
Loss on early extinguishment of debt	(5.4)	—	(7.7)	—
Interest expense and amortization of debt discounts and fees	(44.5)	(36.7)	(159.7)	(147.3)
Net income attributable to noncontrolling interests	22.6	19.6	87.1	83.1
SARS mark-to-market impact on noncontrolling interests	0.7	0.4	5.0	2.6
Change in fair market value of equity securities	(0.4)	(0.8)	0.8	(1.9)
Gain on consolidation of Yuma	—	—	19.2	—
Payroll taxes on SARs exercise	—	—	(1.0)	—
Income from continuing operations before income tax expense	$117.5	$75.6	$562.3	$493.2

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2019	2018	2019	2018
	(In Millions)
Net cash provided by operating activities	$215.6	$178.4	$635.3	$762.4
Interest expense and amortization of debt discounts and fees	44.5	36.7	159.7	147.3
Equity in net income of nonconsolidated affiliates	1.2	2.3	6.7	8.7
Net income attributable to noncontrolling interests in continuing operations	(22.6)	(19.6)	(87.1)	(83.1)
Amortization of debt-related items	(1.4)	(1.0)	(4.5)	(4.0)
Distributions from nonconsolidated affiliates	(1.8)	(2.8)	(6.6)	(8.3)
Current portion of income tax expense	8.1	30.5	75.9	128.0
Change in assets and liabilities	(5.3)	1.1	180.1	(46.0)
Cash (provided by) used in operating activities of discontinued operations	(0.2)	(1.5)	4.4	(0.8)
Transaction costs	0.1	—	2.1	1.0
SARS mark-to-market impact on noncontrolling interests	(0.7)	(0.4)	(5.0)	(2.6)
Payroll taxes on SARs exercise	—	—	1.0	—
Change in fair market value of equity securities	0.4	0.8	(0.8)	1.9
Other	0.3	(2.7)	3.7	(3.5)
Adjusted EBITDA	$238.2	$221.8	$964.9	$901.0

17

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2019	2018	2019	2018
	(In Millions)
Net cash provided by operating activities	$215.6	$178.4	$635.3	$762.4
Impact of discontinued operations	(0.2)	(1.5)	4.4	(0.8)
Net cash provided by operating activities of continuing operations	215.4	176.9	639.7	761.6
Capital expenditures for maintenance	(62.0)	(47.6)	(167.1)	(152.9)
Distributions paid to noncontrolling interests of consolidated affiliates	(22.2)	(18.9)	(79.8)	(75.4)
Items non-indicative of ongoing operations:
Cash paid for government, class action, and related settlements	5.6	—	52.0	—
Transaction costs and related assumed liabilities	0.1	2.9	2.1	0.5
Cash paid for SARs exercise	—	—	69.6	4.3
Adjusted free cash flow	$136.9	$113.3	$516.5	$538.1
For the three months ended December 31, 2019, net cash used in investing activities was $145.7 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2019 was $424.1 million and resulted primarily from net debt repayments, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the three months ended December 31, 2018, net cash used in investing activities was $98.2 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2018 was $67.7 million and resulted primarily from net debt repayments, cash dividends paid on common stock, and distributions to noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2019, net cash used in investing activities was $657.4 million and primarily resulted from the acquisition of Alacare and capital expenditures. Net cash provided by financing activities during the year ended December 31, 2019 was $48.2 million and primarily resulted from the issuance of $1.0 billion of senior notes offset by repayments on the Company's revolving credit facility and 5.75% Senior Notes due 2024, the purchase of one-third of the rollover shares held by members of the home health and hospice management team, dividends paid common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.
For the year ended December 31, 2018, net cash used in investing activities was $424.5 million and resulted primarily from capital expenditures and the acquisition of Camellia Healthcare. Net cash used in financing activities during the year ended December 31, 2018 was $321.2 million and resulted primarily from cash dividends paid on common stock, net debt payments, distributions to noncontrolling interests of consolidated affiliates, and purchasing one-third of the Rollover Shares held by members of the home health and hospice management team.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the patient driven groupings model and other payment system reforms); competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2019, when filed.

19